EXHIBIT 99.1

CDK Global Reports Second Quarter Fiscal 2018 Results

  Second quarter revenues rise 3%, 1% on a constant currency basis
  GAAP net earnings attributable to CDK margin expands 340 bps to 18.5%, adjusted EBITDA margin expands 350 bps to 36.3%
  GAAP earnings per share rise 36% to $0.75, adjusted earnings per share rise 30% to $0.87
  Raises full year earnings per share guidance

HOFFMAN ESTATES, Ill., Jan. 30, 2018 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced its second quarter fiscal 2018 financial results and raised fiscal 2018 earnings per share guidance.

Second Quarter Fiscal 2018 Results

Year-over-year highlights are below:

Second Quarter Fiscal 2018 Results	GAAP	Adjusted
Revenues	up 3% to $561.7 million	up 3% to $561.7 million
Earnings before income taxes	up 1% to $120.3 million	up 7% to $161.4 million
Net earnings attributable to CDK	up 26% to $104.0 million	up 20% to $119.7 million
Diluted net earnings attributable to CDK per share	up 36% to $0.75 per share	up 30% to $0.87 per share
Margin	Net earnings attributable to CDK margin up 340 bps to 18.5%	EBITDA margin up 350 bps to 36.3%

“Second quarter revenue results were in line with our expectations while earnings results were slightly better than anticipated.  Adjusted EBITDA margin expanded 350 basis points to 36.3% in the quarter, enabled by our focus on our transformation plan and other cost saving actions,” said Brian MacDonald, chief executive officer.  “In addition to our continued pursuit of efficiency, we are focused on revenue initiatives that we believe will improve our revenue growth trajectory while we continue to work towards our transformation goals and EBITDA margin targets.”

Please refer to the tables at the end of this release for a reconciliation of the GAAP results to the non-GAAP results, which we refer to as our adjusted results throughout the body of this press release. Results below reflect year-over-year comparisons.

As described below under the Non-GAAP Financial Measures section at the end of this press release, effective July 1, 2017, we began incorporating additional adjustments within our calculations of certain adjusted financial measures, including adjusted net earnings attributable to CDK, adjusted EBITDA and adjusted EBITDA margin.  Each adjusted growth rate is shown against a comparably calculated fiscal 2017 figure.

Impacts to the Second Quarter:

  Foreign exchange rates: Growth in revenues was positively impacted by 2 percentage points while earnings before income taxes were positively impacted by 1 percentage point by foreign exchange rates.

  Tax rate: The GAAP effective tax rate for the second quarter of fiscal 2018 was 11.7% compared to 29.7% in last year’s second quarter.  The adjusted effective tax rate for the second quarter of fiscal 2018 was 24.3% compared to 33.1% in last year’s second quarter.

CDK Segment Information

CDK North America: Retail Solutions North America

  Revenues increased 1% to $398.1 million.
  GAAP earnings before income taxes increased 14% to $162.3 million; adjusted earnings before income taxes increased 18% to $167.5 million.  On a constant currency basis, earnings before income taxes increased 17%.
  GAAP pretax margin expanded 470 bps to 40.8%; adjusted pretax margin expanded 600 bps to 42.1%.  Margin expansion was primarily driven by revenue and operating efficiencies associated with the business transformation plan.

CDK North America: Advertising North America

  Revenues decreased 2% to $76.8 million.
  Earnings before income taxes decreased 4% to $9.4 million.
  Pretax margin declined 30 bps to 12.2% primarily due to a shift in revenue mix.

CDK International

  Revenues increased 14% to $86.8 million.  On a constant currency basis, revenues increased 8%.
  Earnings before income taxes increased 23% to $22.6 million. On a constant currency basis, earnings before income taxes increased 18%.
  Pretax margin expanded 190 bps to 26.0% primarily due to scale from increased revenues and operating efficiencies associated with the business transformation plan.

Fiscal 2018 Guidance

Fiscal 2018 Guidance	GAAP	Adjusted

Revenues	up 3.0% - 4.0%	up 3.0% - 4.0%

Diluted net earnings attributable to CDK per share	$2.65 - $2.75	$3.23 - $3.28
	up 33.0% - 38.0%	up 25.0% - 27.0%
Margin	Net earnings attributable to CDK margin 16.0% - 17.0%	EBITDA margin 35.0% - 36.0%

We maintain our revenue guidance for the fiscal year.  We have raised our earnings per share outlook for the fiscal year to $2.65-$2.75 from $2.37-$2.47 on a GAAP basis.  We have raised our adjusted earnings per share outlook for the fiscal year to $3.23-$3.28 from $2.95-$3.00, including approximately $0.23 associated with the ongoing benefits of the Tax Cuts and Jobs Act (the “Tax Reform Act”).  We currently expect EBITDA margin to be at the high end of the provided guidance range in fiscal 2018.

Tax Rate

We have revised our tax rate expectations to include the impact of the Tax Reform Act for fiscal 2018.  We anticipate our GAAP effective tax rate for fiscal 2018 will be 25%-26% compared to 30.5% for fiscal 2017.  The adjusted effective tax rate for fiscal 2018 is expected to be 29.0%-30.0% compared to 34.2% for fiscal 2017.  In light of the Tax Reform Act, and subject to finalization of our accounting for the Tax Reform Act, we anticipate our future annual adjusted effective tax rate will be approximately three to four points lower than fiscal 2018.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on a GAAP and adjusted basis, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the second quarter of fiscal 2018 and will be posted to the CDK Investor Relations website, http://investors.cdkglobal.com, in the “Financial Information” section.

Webcast and Conference Call

An analyst conference call will be held today, Tuesday, January 30, 2018 at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to the CDK Investor Relations website, http://investors.cdkglobal.com, and click on the webcast icon. An accompanying slide presentation will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK financial news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, CDK Global provides solutions to dealers in more than 100 countries around the world, serving approximately 28,000 retail locations and most automotive manufacturers. CDK solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

CDK Global, Inc.
Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues	$561.7	$547.8	$1,127.4	$1,098.5

Expenses:
Cost of revenues	290.8	303.2	598.5	618.3
Selling, general and administrative expenses	122.2	110.9	235.9	224.6
Restructuring expenses	7.6	2.3	14.1	3.4
Total expenses	420.6	416.4	848.5	846.3

Operating earnings	141.1	131.4	278.9	252.2

Interest expense	(23.2)	(12.3)	(46.5)	(23.0)
Other income (expense), net	2.4	(0.2)	7.7	1.6

Earnings before income taxes	120.3	118.9	240.1	230.8

Provision for income taxes	(14.1)	(35.3)	(50.8)	(68.0)

Net earnings	106.2	83.6	189.3	162.8
Less: net earnings attributable to noncontrolling interest	2.2	0.9	4.0	3.2
Net earnings attributable to CDK	$104.0	$82.7	$185.3	$159.6

Net earnings attributable to CDK per common share:
Basic	$0.76	$0.56	$1.34	$1.07
Diluted	$0.75	$0.55	$1.33	$1.06

Weighted-average common shares outstanding:
Basic	136.9	148.7	138.5	149.5
Diluted	138.2	149.9	139.8	150.7

CDK Global, Inc.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,	June 30,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$443.6	$726.1
Accounts receivable, net of allowances	407.3	372.1
Other current assets	195.3	180.6
Total current assets	1,046.2	1,278.8

Property, plant and equipment, net	140.8	135.0
Other assets	175.0	184.1
Goodwill	1,216.1	1,181.2
Intangible assets, net	111.9	104.0
Total assets	$2,690.0	$2,883.1

Liabilities and (Deficit) Equity
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$45.9	$46.5
Accounts payable	17.7	38.9
Accrued expenses and other current liabilities	226.1	188.7
Accrued payroll and payroll-related expenses	64.4	106.2
Short-term deferred revenues	178.0	172.3
Total current liabilities	532.1	552.6

Long-term debt and capital lease obligations	2,103.9	2,125.2
Long-term deferred revenues	122.6	136.1
Deferred income taxes	54.6	65.9
Other liabilities	64.8	60.1
Total liabilities	2,878.0	2,939.9

(Deficit) Equity:
Preferred stock	—	—
Common stock	1.6	1.6
Additional paid-in-capital	671.7	608.6
Retained earnings	597.7	452.7
Treasury stock, at cost	(1,512.1)	(1,144.7)
Accumulated other comprehensive income	32.1	8.0
Total CDK stockholders' deficit	(209.0)	(73.8)
Noncontrolling interest	21.0	17.0
Total deficit	(188.0)	(56.8)
Total liabilities and (deficit) equity	$2,690.0	$2,883.1

CDK Global, Inc.
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Six Months Ended
	December 31,
	2017	2016
Cash Flows from Operating Activities:
Net earnings	$189.3	$162.8
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	39.0	34.4
Deferred income taxes	(12.1)	5.0
Stock-based compensation expense	21.0	20.5
Other	1.2	2.4
Changes in operating assets and liabilities, net of effect from acquisitions of businesses:
Increase in accounts receivable	(33.2)	(2.2)
Increase in other assets	(6.1)	(7.6)
Decrease in accounts payable	(21.0)	(11.3)
Decrease in accrued expenses and other liabilities	(26.1)	(30.6)
Net cash flows provided by operating activities	152.0	173.4

Cash Flows from Investing Activities:
Capital expenditures	(28.4)	(29.7)
Proceeds from sale of property, plant and equipment	—	0.5
Capitalized software	(17.7)	(10.0)
Acquisitions of businesses, net of cash acquired	(12.8)	—
Contributions to investments	—	(0.6)
Proceeds from investments	0.8	4.0
Net cash flows used in investing activities	(58.1)	(35.8)

Cash Flows from Financing Activities:
Proceeds from long-term debt	—	400.0
Repayments of long-term debt and capital lease obligations	(23.2)	(13.5)
Dividends paid to stockholders	(40.2)	(40.6)
Repurchases of common stock	(315.4)	(350.0)
Proceeds from exercises of stock options	3.8	5.1
Withholding tax payments for stock-based compensation awards	(9.6)	(10.5)
Dividend payments to noncontrolling owners	—	(3.0)
Payments of deferred financing costs	(0.4)	(2.0)
Acquisition-related payments	(1.9)	(6.2)
Net cash flows used in financing activities	(386.9)	(20.7)

Effect of exchange rate changes on cash and cash equivalents	10.5	(8.4)

Net change in cash and cash equivalents	(282.5)	108.5

Cash and cash equivalents, beginning of period	726.1	219.1

Cash and cash equivalents, end of period	$443.6	$327.6

CDK Global, Inc.
Segment Financial Data
(In millions)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2017, we began incorporating additional adjustments within our calculations of adjusted earnings before income taxes, where management has deemed it appropriate to better reflect our underlying operations. Segment information for the three and six months ended December 31, 2016 has been restated to conform to the new presentation.

	Segment Revenues
	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2017	2016	$	%	2017	2016	$	%
CDK North America:
Retail Solutions North America:
Subscription revenue	$326.4	$313.4	$13.0	4%	$653.0	$629.7	$23.3	4%
Transaction revenue	39.1	42.7	(3.6)	(8)%	82.8	89.6	(6.8)	(8)%
Other revenue	32.6	37.7	(5.1)	(14)%	63.9	69.9	(6.0)	(9)%
Total Retail Solutions North America (a)	$398.1	$393.8	$4.3	1%	$799.7	$789.2	$10.5	1%
Advertising North America (b)	76.8	78.1	(1.3)	(2)%	156.6	155.6	1.0	1%
CDK International (c)	86.8	75.9	10.9	14%	171.1	153.7	17.4	11%
Total	$561.7	$547.8	$13.9	3%	$1,127.4	$1,098.5	$28.9	3%

	Segment Adjusted Earnings before Income Taxes
	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2017	2016	$	%	2017	2016	$	%
CDK North America:
Retail Solutions North America (a)	$167.5	$142.3	25.2	18%	$325.2	$287.8	$37.4	13%
Margin	42.1%	36.1%	600 bps		40.7%	36.5%	420 bps
Advertising North America (b)	9.4	9.8	(0.4)	(4)%	20.0	21.3	(1.3)	(6)%
Margin	12.2%	12.5%	-30 bps		12.8%	13.7%	-90 bps
CDK International (c)	22.6	18.3	4.3	23%	44.0	35.2	8.8	25%
Margin	26.0%	24.1%	190 bps		25.7%	22.9%	280 bps
Other (d)	(38.1)	(19.5)	(18.6)	(95)%	(77.5)	(50.0)	(27.5)	(55)%
Total	$161.4	$150.9	$10.5	7%	$311.7	$294.3	$17.4	6%
Margin	28.7%	27.5%	120 bps		27.6%	26.8%	80 bps

(a) The table below presents a reconciliation of revenues to constant currency revenues and earnings before income taxes to constant currency adjusted earnings before income taxes for the Retail Solutions North America (RSNA) segment.

Retail Solutions North America	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2017	2016	$	%	2017	2016	$	%
Revenues	$398.1	$393.8	$4.3	1%	$799.7	$789.2	$10.5	1%
Impact of exchange rates	(1.3)	—			(2.3)	—
Constant currency revenues (e)	$396.8	$393.8	$3.0	1%	$797.4	$789.2	$8.2	1%

Earnings before income taxes	$162.3	$142.3	$20.0	14%	$318.5	$287.8	$30.7	11%
Margin %	40.8%	36.1%	470 bps		39.8%	36.5%	330 bps
Acquisition and integration-related expenses	3.1	—			3.7	—
Legal and regulatory expenses related to competition matters	2.1	—			3.0	—
Adjusted earnings before income taxes	$167.5	$142.3	$25.2	18%	$325.2	$287.8	$37.4	13%
Margin %	42.1%	36.1%	600 bps		40.7%	36.5%	420 bps
Impact of exchange rates	(0.6)	—			(1.1)	—
Constant currency earnings before income taxes (e)	$166.9	$142.3	$24.6	17%	$324.1	$287.8	$36.3	13%

(b) There are no non-GAAP adjustments to revenues and earnings before income taxes for the Advertising North America (ANA) segment including constant currency.

(c) There are no non-GAAP adjustments to revenues and earnings before income taxes for the CDK International (CDKI) segment. The table below presents a reconciliation of revenues to constant currency revenues and earnings before income taxes to constant currency earnings before income taxes for the CDKI segment.

CDK International	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2017	2016	$	%	2017	2016	$	%
Revenues	$86.8	$75.9	$10.9	14%	$171.1	$153.7	$17.4	11%
Impact of exchange rates	(5.2)	—			(7.2)	—
Constant currency revenues (e)	$81.6	$75.9	$5.7	8%	$163.9	$153.7	$10.2	7%

Earnings before income taxes	$22.6	$18.3	$4.3	23%	$44.0	$35.2	$8.8	25%
Margin %	26.0%	24.1%	190 bps		25.7%	22.9%	280 bps
Impact of exchange rates	(1.0)	—			(1.7)	—
Constant currency earnings before income taxes (e)	$21.6	$18.3	$3.3	18%	$42.3	$35.2	$7.1	20%

(d) The table below presents a reconciliation of loss before income taxes to constant currency adjusted loss before income taxes for the Other segment.

Other	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2017	2016	$	%	2017	2016	$	%
Loss before income taxes	$(74.0)	$(51.5)	$(22.5)	(44)%	$(142.4)	$(113.5)	$(28.9)	(25)%
Restructuring expenses	7.6	2.3			14.1	3.4
Other business transformation expenses	14.4	19.0			29.6	39.6
Total stock-based compensation	12.9	10.7			21.0	20.5
Officer transition expense	0.6	—			0.6	—
Tax matters indemnifications loss (gain)	0.4	—			(0.4)	—
Adjusted loss before income taxes	$(38.1)	$(19.5)	$(18.6)	(95)%	$(77.5)	$(50.0)	$(27.5)	(55)%
Impact of exchange rates	—	—			(0.4)	—
Constant currency adjusted loss before income taxes (e)	$(38.1)	$(19.5)	$(18.6)	(95)%	$(77.9)	$(50.0)	$(27.9)	(56)%

(e) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Consolidated Adjusted Financial Information
(In millions, except per share amounts)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2017, we began incorporating additional adjustments within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted net earnings attributable to CDK per share, adjusted EBITDA, and adjusted EBITDA margin where management has deemed it appropriate to better reflect our underlying operations. Information for the three and six months ended December 31, 2016 has been restated to conform to the new presentation.

	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2017	2016	$	%	2017	2016	$	%
Revenues	$561.7	$547.8	$13.9	3%	$1,127.4	$1,098.5	$28.9	3%
Impact of exchange rates	(6.5)	—			(9.5)	—	(9.5)
Constant currency revenues (a)	$555.2	$547.8	$7.4	1%	$1,117.9	$1,098.5	$19.4	2%

Earnings before income taxes	$120.3	$118.9	$1.4	1%	$240.1	$230.8	$9.3	4%
Margin	21.4%	21.7%	-30 bps		21.3%	21.0%	30 bps
Restructuring expenses	7.6	2.3			14.1	3.4
Other business transformation expenses (b)	14.4	19.0			29.6	39.6
Total stock-based compensation	12.9	10.7			21.0	20.5
Acquisition and integration-related expenses	3.1	—			3.7	—
Officer transition expense	0.6	—			0.6	—
Legal and regulatory expenses related to competition matters	2.1	—			3.0	—
Tax matters indemnifications loss/(gain), net	0.4	—			(0.4)	—
Adjusted earnings before income taxes (a)	$161.4	$150.9	10.5	7%	$311.7	$294.3	$17.4	6%
Adjusted margin	28.7%	27.5%	120 bps		27.6%	26.8%	80 bps
Impact of exchange rates	(1.6)	—			(3.2)	—
Constant currency adjusted earnings before income taxes (a)	$159.8	$150.9	$8.9	6%	$308.5	$294.3	$14.2	5%

Provision for income taxes	$14.1	$35.3	$(21.2)	(60)%	$50.8	$68.0	$(17.2)	(25)%
Effective tax rate	11.7%	29.7%			21.2%	29.5%
Income tax effect of pre-tax adjustments	10.6	11.6			22.0	23.1
Excess tax benefit from stock-based compensation	0.1	3.0			3.6	8.7
Pre spin-off filed tax return adjustment	0.4	—			0.4	—
Impact of U.S. tax reform act	14.1	—			14.1	—
Adjusted provision for income taxes (a)	$39.3	$49.9	$(10.6)	(21)%	$90.9	$99.8	$(8.9)	(9)%
Adjusted effective tax rate	24.3%	33.1%			29.2%	33.9%

Net earnings	$106.2	$83.6	$22.6	27%	$189.3	$162.8	$26.5	16%
Less: net earnings attributable to noncontrolling interest	2.2	0.9			4.0	3.2
Net earnings attributable to CDK	104.0	82.7	21.3	26%	185.3	159.6	25.7	16%
Restructuring expenses (c)	7.5	2.3			13.9	3.4
Other business transformation expenses (b) (c)	14.3	19.0			29.5	39.6
Total stock-based compensation	12.9	10.7			21.0	20.5
Acquisition and integration-related expenses	3.1	—			3.7	—
Officer transition expense	0.6	—			0.6	—
Legal and regulatory expenses related to competition matters	2.1	—			3.0	—
Tax matters indemnifications loss/(gain), net	0.4	—			(0.4)	—
Income tax benefit on pre-tax adjustments	(10.6)	(11.6)			(22.0)	(23.1)
Excess tax benefit from stock-based compensation	(0.1)	(3.0)			(3.6)	(8.7)
Pre spin-off filed tax return adjustment	(0.4)	—			(0.4)	—
Impact of U.S. tax reform act	(14.1)	—			(14.1)	—
Adjusted net earnings attributable to CDK (a)	$119.7	$100.1	$19.6	20%	$216.5	$191.3	$25.2	13%

Diluted earnings attributable to CDK per share	$0.75	$0.55	$0.20	36%	$1.33	$1.06	$0.27	25%
Restructuring expenses	0.06	0.02			0.10	0.02
Other business transformation expenses (b)	0.10	0.13			0.21	0.26
Total stock-based compensation	0.09	0.07			0.15	0.14
Acquisition and integration-related expenses	0.03	—			0.03	—
Officer transition expense	—	—			—	—
Legal and regulatory expenses related to competition matters	0.02	—			0.02	—
Tax matters indemnifications loss/(gain), net	—	—			—	—
Income tax effect of pre-tax adjustments	(0.08)	(0.08)			(0.16)	(0.15)
Excess tax benefit from stock-based compensation	—	(0.02)			(0.03)	(0.06)
Pre spin-off filed tax return adjustment	—	—			—	—
Impact of U.S. tax reform act	(0.10)	—			(0.10)	—
Adjusted diluted earnings attributable to CDK per share	$0.87	$0.67	$0.20	30%	$1.55	$1.27	$0.28	22%

Weighted-average common shares outstanding:
Diluted	138.2	149.9			139.8	150.7

	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2017	2016	$	%	2017	2016	$	%
Net earnings attributable to CDK	$104.0	$82.7	$21.3	26%	$185.3	$159.6	$25.7	16%
Margin	18.5%	15.1%	340 bps		16.4%	14.5%	190 bps
Net earnings attributable to noncontrolling interest	2.2	0.9			4.0	3.2
Provision for income taxes	14.1	35.3			50.8	68.0
Interest expense	23.2	12.3			46.5	23.0
Depreciation and amortization	19.5	17.3			39.0	34.4
Total stock-based compensation	12.9	10.7			21.0	20.5
Restructuring expenses	7.6	2.3			14.1	3.4
Other business transformation expenses	14.4	18.2			29.5	38.0
Acquisition and integration-related expenses	3.1	—			3.7	—
Officer transition expense	0.6	—			0.6	—
Legal and regulatory expenses related to competition matters	2.1	—			3.0	—
Tax matters indemnifications loss/(gain), net	0.4	—			(0.4)	—
Adjusted EBITDA (a)	$204.1	$179.7	$24.4	14%	$397.1	$350.1	$47.0	13%
Adjusted margin	36.3%	32.8%	350 bps		35.2%	31.9%	330 bps

	Six Months Ended
	December 31,
	2017	2016
Net cash flows provided by operating activities	$152.0	$173.4
Capital expenditures	(28.4)	(29.7)
Capitalized software	(17.7)	(10.0)
Free cash flow (a)	$105.9	$133.7

(a) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

(b) Stock-based compensation expense has been removed from business transformation expense for the three and six months ended December 31, 2016. Refer to the Non-GAAP Financial Measures section of this press release for additional information on changes to our non-GAAP adjustments.

(c) The portion of expense related to noncontrolling interest has been removed from restructuring expenses and business transformation expense for the three and six months ended December 31, 2017.

CDK Global, Inc.
Consolidated Fiscal 2018 Guidance
(In millions, except per share amounts)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2017, we began incorporating additional adjustments within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted net earnings attributable to CDK per share, adjusted EBITDA and adjusted EBITDA margin where management has deemed it appropriate to better reflect our underlying operations. The table below includes these adjustments for fiscal 2017 for purposes of calculating and presenting the fiscal 2018 guidance.

	Fiscal 2017	Fiscal 2018
	Actuals	Point Estimate (a)	Guidance
Revenues	$2,220.2	$2,295.0	Increase 3 - 4%

Earnings before income taxes	$435.3	$507.0
Restructuring expenses	18.4	27.0
Other business transformation expenses (b)	78.1	53.0
Total stock-based compensation	55.4	40.0
Acquisition and integration-related expenses	0.7	6.0
Officer transition expense (b)	0.7	1.0
Legal and regulatory expenses related to competition matters	—	12.0
Tax matters indemnifications gain	—	(1.0)
Adjusted earnings before income taxes (c)	$588.6	$645.0

Provision for income taxes	$132.8	$128.0
Effective tax rate	30.5%	25.2%	25 - 26%
Income tax effect of pre-tax adjustments	55.5	42.0
Excess tax benefit from stock-based compensation	13.1	5.0
Pre spin-off filed tax return adjustment	—	1.0
Impact of U.S tax reform act	—	14.0
Adjusted provision for income taxes (c)	$201.4	$190.0
Adjusted effective tax rate	34.2%	29.5%	29 - 30%

Net earnings	$302.5	$379.0
Less: net earnings attributable to noncontrolling interest	6.9	9.0
Net earnings attributable to CDK	$295.6	$370.0
Restructuring expenses	18.4	27.0
Other business transformation expenses (b)	78.1	53.0
Total stock-based compensation	55.4	40.0
Acquisition and integration-related expenses	0.7	6.0
Officer transition expense (b)	0.7	1.0
Legal and regulatory expenses related to competition matters	—	12.0
Tax matters indemnifications gain	—	(1.0)
Income tax effect of pre-tax adjustments	(55.5)	(42.0)
Excess tax benefit from stock-based compensation	(13.1)	(5.0)
Pre spin-off filed tax return adjustment	—	(1.0)
Impact of U.S tax reform act	—	(14.0)
Adjusted net earnings attributable to CDK (c)	$380.3	$446.0

Diluted net earnings attributable to CDK per common share	$1.99	$2.69	$2.65 - 2.75
Growth %			Increase 33 - 38%
Restructuring expenses	0.12	0.20
Other business transformation expenses (b)	0.54	0.39
Total stock-based compensation	0.37	0.29
Acquisition and integration-related expenses	—	0.05
Officer transition expense (b)	—	0.01
Legal and regulatory expenses related to competition matters	—	0.09
Tax matters indemnifications gain	—	(0.01)
Income tax effect of pre-tax adjustments	(0.37)	(0.31)
Excess tax benefit from stock-based compensation	(0.08)	(0.04)
Pre spin-off filed tax return adjustment	—	(0.01)
Impact of U.S tax reform act	—	(0.10)
Adjusted diluted net earnings attributable to CDK per common share (c)	$2.57	$3.25	$3.23 - 3.28
Growth %			Increase 25 - 27%

	Fiscal 2017	Fiscal 2018
	Actuals	Full Year
		Full Year Point Estimate (a)	Guidance
Revenues	$2,220.2	$2,295.0

Net earnings attributable to CDK	$295.6	$370.0	Increase 24 - 27%
Margin	13.3%	16.1%	16% - 17%
Net earnings attributable to noncontrolling interest	6.9	9.0
Provision for income taxes	132.8	128.0
Interest expense	57.2	99.0
Depreciation and amortization	70.3	81.0
Total stock-based compensation	55.4	40.0
Restructuring expenses	18.4	27.0
Other business transformation expenses	75.6	53.0
Acquisition and integration-related expenses	0.7	6.0
Officer transition expense	0.7	1.0
Legal and regulatory expenses related to competition matters	—	12.0
Tax matters indemnifications gain	—	(1.0)
Adjusted EBITDA (c)	$713.6	$825.0	Increase 13 - 16%
Adjusted margin	32.1%	35.9%	35% - 36%

(a) The point estimates are arbitrary amounts within the guidance ranges provided and are not meant to represent CDK's forecast of actual results. They are used solely to provide a means to reconcile each non-GAAP guidance range to the most directly comparable GAAP measure in dollars and percentages, where applicable.

(b) Stock-based compensation expense has been removed from business transformation expense and officer transition expense. Refer to the Non-GAAP Financial Measures section of this press release for additional information on changes to our non-GAAP adjustments.

(c) Refer to the Non-GAAP Financial Measures section of this press release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Performance Metrics
(Unaudited)

CDK management regularly reviews the following key performance measures to evaluate business results and make operating and strategic decisions. These measures are intended to provide directional information regarding trends in our recurring subscription revenues. The following table summarizes these measures for recurring subscription revenues in our segments:

	September 30, 2016 (a)	December 31, 2016 (a)	March 31, 2017 (a)	June 30, 2017 (a)	September 30, 2017	December 31, 2017
RSNA
Automotive
DMS Customer Sites (b)	9,232	9,184	9,157	9,081	9,020	9,029
Avg Revenue Per Site (c)	$7,803	$7,875	$7,975	$8,070	$8,285	$8,410

Adjacencies
DMS Customer Sites (b)	5,380	5,415	5,523	5,530	5,523	5,577
Avg Revenue Per Site (c)	$1,556	$1,569	$1,575	$1,578	$1,602	$1,600

Total RSNA
DMS Customer Sites (b)	14,612	14,599	14,680	14,611	14,543	14,606
Avg Revenue Per Site (c)	$5,507	$5,538	$5,570	$5,616	$5,750	$5,814

Total Websites (d)	6,625	6,789	6,931	6,879	6,858	6,817

CDKI
DMS Customer Sites (b)	13,373	13,424	13,419	13,477	13,496	13,559
Avg Revenue Per Site (c)	$1,181	$1,199	$1,226	$1,249	$1,266	$1,290

(a) Average revenue per Dealer Management System (DMS) customer site has been updated for fiscal 2017 to reflect the change in reportable segments and budgeted foreign exchange rates for fiscal 2018.

(b) DMS Customer Sites - We track the number of retail customer sites with an active DMS that sell vehicles in the automotive and adjacent markets as an indicator of our opportunity set for generating subscription revenue. We consider a DMS to be active if we have billed a subscription fee for that solution during the most recently ended calendar month. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry, recreation dealerships in the motorcycle, marine, and recreational vehicle industries, and heavy equipment dealerships in the agriculture and construction equipment industries.

(c) Average Revenue Per DMS Customer Site - Average revenue per DMS customer site is an indicator of the adoption of our solutions by DMS customers, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current customer base through upgrading and expanding solutions. We calculate average revenue per DMS customer site by dividing revenue generated from our solutions, including revenue generated from websites, in an applicable period by the average number of DMS customer sites in the same period. The metric excludes subscription revenue generated by customers not included in our DMS customer site count as well as subscription revenue related to certain installation and training activities that is deferred then recognized as revenue over the life of the contract. Revenue underlying this metric is based on budgeted foreign exchange rates. When we discuss growth in average revenue per DMS customer site, revenue for the comparable prior period has been adjusted to reflect budgeted foreign exchange rates for the current period.

(d) Websites - For the RSNA segment, we track the number of websites that we host and develop for our OEM and automotive retail customers as an indicator of business activity, regardless of whether or not the website is tied to a DMS customer site. The number of websites as of a specified date is the total number of full function dealer websites or portals that are currently accessible as of the end of the most recent calendar month.

Non-GAAP Financial Measures

We disclose certain financial measures for our consolidated and operating segment results on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP.  Our use of each of the following non-GAAP financial measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures, or reconcile them to the comparable GAAP financial measures, in the same way.

Non-GAAP Financial Measure	Comparable GAAP Financial Measure
Adjusted earnings before income taxes	Earnings before income taxes
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings attributable to CDK	Net earnings attributable to CDK
Adjusted diluted earnings attributable to CDK per share	Diluted earnings attributable to CDK per share
Adjusted EBITDA	Net earnings attributable to CDK
Adjusted EBITDA margin	Net earnings attributable to CDK margin
Constant currency revenues	Revenues
Constant currency adjusted earnings before income taxes	Earnings before income taxes

We use adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, adjusted EBITDA and adjusted EBITDA margin internally to evaluate our performance on a consistent basis, because the measures adjust for the impact of certain items that we believe do not directly reflect our underlying operations. By adjusting for these items we believe we have more precise inputs for use as factors in (i) our budgeting process, (ii) making financial and operational decisions, (iii) evaluating ongoing segment and overall operating performance on a consistent period-to-period basis, (iv) target leverage calculations, (v) debt covenant calculations, and (vi) determining incentive-based compensation.

We believe our non-GAAP financial measures are useful for users of the financial statements because they (i) provide investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permit investors to view performance using the same tools that management uses, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our ongoing operating results on a consistent basis. We believe that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures disclosed below, provides investors with a fuller understanding of the factors and trends affecting our business than could be obtained absent these disclosures.

Effective July 1, 2017, we began incorporating additional adjustments within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted net earnings attributable to CDK per share, adjusted EBITDA, and adjusted EBITDA margin where management has deemed it appropriate to better reflect our underlying operations. For fiscal 2018, management modified fiscal year ended June 30, 2017 adjustments for (i) business transformation expenses and (ii) officer transition expense to remove stock-based compensation expense of $2.5 million and $3.1 million, respectively and excluded certain legal and regulatory expenses related to the competition matter from adjusted earnings before income taxes. There was no stock-based compensation expense included in business transformation expenses for the three and six months ended December 31, 2016.

Adjusted Earnings before Income Taxes

Management has excluded the following items from adjusted earnings before income taxes for the periods presented:

  Restructuring expenses recognized in connection with our business transformation plan.

  Other business transformation expenses included within cost of revenues and selling, general and administrative expenses.

  Total stock-based compensation expense included within cost of revenues and selling, general and administrative expenses.

  Acquisition and integration-related expenses that include legal, accounting, other professional fees, and other integration costs incurred in connection with our closed and pending acquisitions included within selling, general and administrative expenses.

  Officer transition expense includes severance expense in connection with officer departures included within selling, general and administrative expenses for the periods presented.

  Legal and regulatory expenses related to competition matters included within selling, general and administrative expenses.

  Net loss/(gain) recorded within other income, net associated with an indemnification receivable from ADP for pre spin-off tax periods in accordance with tax matters agreement.

Adjusted Provision for Income taxes

Management has excluded the following items from adjusted provision for income taxes for the periods presented:

  Income tax effect of pre-tax adjustments described above.

  Excess tax benefit derived from stock-option exercises and vesting of restricted stock in order to align the adjustments for this measure with our adjustments for total stock-based compensation in other measures.

  Net income tax benefit associated with a tax refund, offset by a pretax loss to establish a liability to ADP for the tax refund in accordance with the tax-matters agreement.

  As a result of the Tax reform Act, an estimated one-time tax benefit of $22.6 million from the revaluation of the Company's net deferred tax liability partially offset by a one-time expense of $8.5 million associated with undistributed foreign earnings.

Adjusted Net Earnings Attributable to CDK and Adjusted Diluted Net Earnings Attributable to CDK per Share

For each respective presentation, management has excluded the items described above for adjusted earnings before income taxes and adjusted provision for income taxes from adjusted net earnings attributable to CDK and adjusted basic and diluted net earnings attributable to CDK per share.

The portion of expense related to noncontrolling interest of $0.1 million and $0.2 million has been removed from restructuring expenses for the three months ended and six months ended December 31, 2017, respectively. Additionally, $0.1 million related to noncontrolling interest has been removed from other business transformation expenses three months ended and six months ended December 31, 2017.

Adjusted EBITDA

Management has excluded the following items from net earnings attributable to CDK in order to calculate adjusted EBITDA for the periods presented:

  Net earnings attributable to noncontrolling interest included within the financial statements.

  Provision for income taxes included within the financial statements.

  Interest expense included within the financial statements.

  Depreciation and amortization included within the financial statements.

  Total stock-based compensation expense included within cost of revenues and selling, general and administrative expenses.

  Restructuring expenses recognized in connection with our business transformation plan.

  Other business transformation expenses included within cost of revenues and selling, general and administrative expenses. Other business transformation expenses excludes depreciation expense of $0.8 million for the three months ended December 31, 2016 and $0.1 million and $1.6 million for the six months ended December 31, 2017 and 2016, respectively.

  Acquisition and integration-related expenses that include legal, accounting, other professional fees, and other integration costs incurred in connection with our closed and pending acquisitions included within selling, general and administrative expenses.

  Officer transition expense includes severance expense in connection with officer departures included within selling, general and administrative expenses for the periods presented.

  Legal and regulatory expenses related to competition matters included within selling, general and administrative expenses.

  Net loss/(gain) recorded within other income, net associated with an indemnification receivable from ADP for pre spin-off tax periods in accordance with tax matters agreement.

Free Cash Flow

We also review free cash flow to measure our ability to generate additional cash from our business operations. Free cash flow is defined as cash flow from operating activities less amounts paid for capital expenditures and capitalized software. Free cash flow should be considered in addition to, rather than as a substitute for consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Constant Currency

We review revenues and adjusted earnings before income taxes for our consolidated and operating segment results on a constant currency basis to understand underlying business trends. To present these results on a constant currency basis, current period results for entities reporting in currencies other than the U.S. dollar were translated into U.S. dollar using the average monthly exchange rates for the comparable prior period. As a result, constant currency results neutralize the effects of foreign currency.

Safe Harbor for Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including: the Company’s  business outlook, forecasted GAAP and adjusted results for the fiscal year ending June 30, 2018, and an estimated post-tax reform normalized annual adjusted effective tax rate; the Company’s objectives for its multi-year business transformation plan; other plans; objectives; forecasts; goals; beliefs; business strategies; future events; business conditions; results of operations; financial position and business outlook and trends; and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: the Company’s success in obtaining, retaining and selling additional services to customers; the pricing of products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; adverse global economic conditions and credit markets and volatility in the countries in which we do business; auto sales and advertising and related industry changes; competitive conditions; changes in regulation (including future interpretations, assumptions and regulatory guidance related to the Tax Cuts and Jobs Act); changes in technology, security breaches, interruptions, failures and other errors involving CDK systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to the Company’s credit ratings and the impact of such changes on financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of the Company’s indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations; the Company’s ability to timely and effectively implement its transformation plan; and the ability of the Company’s significant stockholders and their affiliates to significantly influence the Company’s decisions or cause it to incur significant costs.

There may be other factors that may cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements.  CDK gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in the Company’s reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause  the Company’s actual results to differ from any forward-looking statements contained herein. These filings can be found on the CDK website at www.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by CDK on its website or otherwise. CDK disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contact: Katie Coleman 847.485.4650 katherine.coleman@cdk.com	Media Contact: David Webster, Aberdeen Strategies 469.222.3667 david.webster@aberdeenstrategies.com